UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2004

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2004, pursuant to authorization by the Board of Directors of MoneyGram International, Inc., the Corporate Governance and Nominating Committee of the Board adopted the 2005 Deferred Compensation Plan for Directors of MoneyGram to be effective on January 1, 2005. Under the Plan, non-employee directors may elect defer all or part of their retainer, meeting fees and other cash compensation in the form of cash, stock units, or both. Deferrals under the Plan will be distributed in cash upon termination of Board service in a lump sum payment, or in either five or ten annual installments. The Plan is intended to comply with the deferred compensation provisions of the American Jobs Creation Act of 2004, and the provisions in the Plan regarding changes in distribution elections will be interpreted consistent with Section 409A of the Internal Revenue Code and Treasury regulations and other guidance to be promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

December 22, 2004	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	2005 Deferred Compensation Plan for Directors